Exhibit 10.3

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “First Amendment”) is made and entered as of November 5, 2004 by and between WALTON EXCHANGE INVESTORS II, L.L.C., a Delaware limited liability company (“Landlord”) and AQUANTIVE, INC., a Washington corporation (“Tenant”).

WHEREAS, Landlord, and Tenant have entered into that certain Office Lease dated June 25, 2004 (the “Lease”) whereby Landlord has leased to Tenant and Tenant has leased from Landlord office space in that certain building known as the Exchange Building located at 821 Second Avenue, Seattle, Washington, 98104 (“Building”) a legal description of which is set forth in the Lease and on Exhibit A to this First Amendment; and

WHEREAS, the Premises, as defined in the Lease, consists of space located on the 16th, 17th and 18th Floors of the Building; and

WHEREAS, Landlord and Tenant desire to expand the Premises to include the 15th Floor of the Building (the “Additional Premises”) as more set forth herein and to further amend certain terms and conditions of the Lease as set forth in this First Amendment; and

NOW, THEREFORE, in consideration of the mutual covenants and conditions stated herein, Landlord and Tenant hereby modify, amend and supplement the Lease and agree as follows:

1.	Nomenclature. Unless otherwise defined in this Agreement, all capitalized terms shall have the same meaning as set forth in the Lease.

2.	Lease of Additional Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Additional Premises as shown on Exhibit A-1 to this First Amendment. The Additional Premises shall be and become a part of the Premises and shall be subject to all of the terms and conditions of the Lease. The Commencement Date for all of the Premises, including the Additional Premises, shall be October 1, 2004.

3.	Delivery of Additional Premises. Landlord shall deliver the Additional Premises to Tenant for early access pursuant to the terms of the Lease on August 16, 2004 (the “Effective Date”) in its as is condition.

4.	Premises. As of the Effective Date, Section 1.f) of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

PREMISES: The Premises shall be defined as the entire 15th, 16th, 17th and 18th Floors of the Building all as depicted on Exhibit A to this First Amendment (collectively the “Premises”).

5.	Premises Area. As of the Effective Date, Section 1.g) of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

PREMISES AREA: The parties agree that the Rentable Area of the Premises is 60,708 square feet.

6.	Tenant’s Pro Rata Share. As of the Effective Date, Section 1.i) of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

TENANT’S PRO RATA SHARE: 20.54%

1	November 5, 2004

7.	Base Rent. As of the Effective Date, Section 1.l) of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

Months	Base Monthly Rent
10/1/04 – 11/30/04	$0.00
12/1/04 – 9/30/05	$12,797.50
10/1/05 – 1/31/06	$92,161.75
2/1/06 – 9/30/06	$106,239.00
10/1/06 – 9/30/07	$111,298.00
10/1/07 – 9/30/08	$116,357.00
10/1/08 – 9/30/09	$121,416.00
10/1/09 – 9/30/10	$126,475.00
10/1/10 – 9/30/12	$131,534.00

8.	Tenant Improvement Allowance. Landlord shall provide Tenant with an allowance for improvements to the Additional Premises in the amount of Three Hundred Fifty-one Thousand Three Hundred Ninety-one Dollars exactly ($351,391.00), which allowance shall become a part of and shall be treated as a part of the Tenant Allowance. All improvements to the Additional Premises and the use of the allowance set forth above shall be in accordance with the terms of the Work Letter agreement Attached to the Lease as Exhibit B.

9.	Option to Expand. As of the Effective Date, the Option to Expand set forth in Section 2 of Exhibit C to the Lease is deleted in its entirety and shall be of no further force or effect.

10.	Miscellaneous.

i.	This First Amendment constitutes the entire agreement and understanding by and between the Landlord and Tenant.

ii.	This First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

iii.	Except as modified by this First Amendment, the terms and conditions of the Lease are hereby ratified and confirmed and shall remain in full force and effect. In the event of any conflict between the terms of this First Amendment and the Lease, this First Amendment shall govern and control the intent and agreement of the parties.

iv.	This First Amendment may be signed in counterpart originals, in which case each counterpart when signed shall be considered an original.

v.	The Landlord and Tenant respectively represent and warrant to the other that there has been no transfer or assignment, whether voluntary or by operation of law, of that party’s right, title or interest in the Lease or the claims being released herein. Each signatory to this First Amendment represents and warrants that such signatory has the authority to enter into this First Amendment on behalf of that respective party.

THE BALANCE OF THE PAGE IS LEFT INTENTIONALLY BLANK

2	November 5, 2004

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the date first set forth above.

LANDLORD:						TENANT:

WALTON EXCHANGE INVESTORS II, L.L.C., a Delaware limited liability company						AQUANTIVE, INC., a Washington corporation

By:	Walton Mezzanine Exchange Investors II, L.L.C., a Delaware limited liability company, its sole Member					By:	/s/ MICHAEL VERNON
Michael Vernon,
Chief Financial Officer
	By:	Walton Street Real Estate Fund II, L.P., a Delaware limited partnership, its Managing Member

		By:	Walton Street Managers II, L.P., a Delaware limited partnership, its General Partner

			By:	WSC Managers II, Inc., a Delaware corporation, its General Partner

				By:	/s/ DOUGLAS J. WELKER
Douglas J. Welker,
Vice President

3	November 5, 2004